UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 29, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:
(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On June 29, 2010, Genzyme Corporation (“Genzyme”) posted the following patient communications on its product supply update website.

Cerezyme® (imiglucerase for injection) Supply Update — June 2010

Genzyme would like to provide an update on Cerezyme® (imiglucerase for injection) availability.

We expect to supply approximately the same amount of Cerezyme in July as we have in each of the past two months, and expect that supply will then increase in the following months. However, there will be regional variations in when Cerezyme will be available, and in some countries patients’ infusion schedules may need to shift due to short-term shipping delays.  Whether patients experience shipping delays, and the length and timing of those delays, will depend on where they live and on their particular treatment plan.  Therefore, we recommend patients check with their health care providers about infusion schedules.  In keeping with the principles we have used during the last year, available Cerezyme will be distributed equitably to all regions and without regard to charitable status.

We have stated in recent communications that our supply of Cerezyme in the coming months could particularly be affected by two factors: the impact of the production disruptions originally reported in April and the effects of preparing to implement the FDA Consent Decree.  We can now provide an update on these factors.  First, the Allston plant resumed normal operations following the power outage and water system issues we reported in April and Cerezyme production is proceeding successfully. However, our supply of Cerezyme has been reduced due to the impact of those water system problems.  Second, preparations for implementation of the Consent Decree are now underway at Allston. As anticipated, as we transition to this new structure, extra steps in our processes have affected the pace of manufacturing and product release.   These two factors combined with our low product inventory levels mean that short-term shipping delays should be expected even as we look forward to increasing the overall supply of Cerezyme.

Genzyme staff in each country will be able to provide health care providers with more specific details on Cerezyme availability.

This information gives our best estimate of Cerezyme supply at the current time.  Importantly, since we continue to work with extremely limited inventory, even minor changes to our current manufacturing plan can impact availability of Cerezyme.

We appreciate the Gaucher community’s ongoing patience as we work to resume more regular supply of Cerezyme.

Fabrazyme® (agalsidase beta) Supply Update — June 2010

Genzyme would like to provide an update on Fabrazyme® (agalsidase beta) availability. We continue to expect the supply of Fabrazyme to remain at approximately the current level over the next three months, although production timing means that we expect Fabrazyme supply to be tight in the July-August timeframe. We expect that the available supply of Fabrazyme will increase later in the year. As we get a better understanding of the timing and extent of these increases we will be able to provide guidance on what this will mean for current Fabrazyme patients for the rest of 2010.

We have stated in recent communications that our supply of Fabrazyme could particularly be affected by three factors: the impact of the production disruptions originally reported in April, the effects of preparing to implement the FDA Consent Decree, and issues related to the introduction of the new Fabrazyme working cell bank. We can now provide an update on these factors.

•                  The Allston plant resumed normal operations following the power outage and water system issues we reported in April.  However, our supply of Fabrazyme has been reduced due to the impact of those water system problems.

•                  Preparations for implementation of the Consent Decree are underway at Allston. As anticipated, as we transition to this new structure, these extra steps in our processes have affected the pace of product release.

•                  We continue to work to improve productivity associated with the introduction of the Fabrazyme working cell bank and overall output from the manufacturing process.  Although we have made significant progress we have not reached the targeted levels of productivity and output.

These factors, combined with our low inventory levels, mean that short-term shipping delays should be expected.  Specifically, from July through September many regions will see periods where Fabrazyme will be unavailable.  How patients will be impacted will depend on where they live and on their particular treatment plans. In accordance with the guiding principles we have used during the past year, the available Fabrazyme will be distributed equitably to all regions and without regard to charitable status.

Genzyme staff in each country will be able to provide patients and health care providers with more specific details on Fabrazyme availability.

This information gives our best estimate of Fabrazyme supply at the current time.  Importantly, since we continue to work with extremely limited inventory, even minor changes to our current manufacturing plan can impact availability of Fabrazyme. We appreciate the Fabry community’s ongoing patience as we work to resume more regular supply of Fabrazyme.

Genzyme®, Cerezyme®  and Fabrazyme® are registered trademarks of Genzyme Corporation. All rights reserved.

This report contains forwarding-looking statements regarding Genzyme’s business plans with respect to Cerezyme and Fabrazyme including, without limitation, future supply and the duration, amount and management of the continuing shipping allocations and delays of

Cerezyme and Fabrazyme. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others, that Genzyme is unable to finish work-in-process material that was in production when operations at Allston were interrupted; that Genzyme’s demand forecasts and estimates are inaccurate; that production of Cerezyme and/or Fabrazyme does not continue as planned due to any reason, including bacterial or viral contamination, equipment failures, cell growth at lower than expected levels, fill-finish inefficiencies, power outages or other disruptions of utility services, human error or regulatory issues; that Genzyme cannot obtain on expected timetables or maintain regulatory approvals for the new working cell bank for Fabrazyme; that compliance with the Consent Decree, including third-party oversight and/or the implementation of the remediation plan, results in additional or unexpected delays in product releases; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption “Risk Factors” in Genzyme’s Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this posting. These statements speak only as of June 29, 2010 and Genzyme undertakes no obligation to update or revise them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: June 29, 2010	By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Senior Vice President, General Counsel;
Chief Legal Officer